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                               HALE AND DOOR LLP
                             Counsellors  at  Law

                 60 State Street, Boston, Massachusetts  02109
                        617-526-6000 . fax 617-526-5000


                                                                     Exhibit 5.1
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                               February 18, 1999

Vision-Sciences, Inc.
9 Strathmore Road
Natick, MA  01760

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Vision-Sciences, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1990 Stock Option Plan (as amended, the "Plan").

     We have examined the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, the Registration Statement, all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, it is our opinion that the Shares of Common Stock covered by the Registration Statement to be issued under the Plan have been duly authorized for issuance, and when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Hale and Dorr LLP

                                    HALE AND DORR LLP



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              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)